BY-LAWS

                               OF

                     LA CROSSE FUNDS, INC.
                   (a Wisconsin corporation)


                            BY-LAWS

                      ARTICLE I.  OFFICES

           SECTION  1.01.  Principal and Other Offices.
The  principal  office  of  the  Corporation  shall  be
located at any place either within or outside the State
of  Wisconsin  as designated in the Corporation's  most
current   Annual  Report  filed  with   the   Wisconsin
Secretary of State. The Corporation may have such other offices, either within or outside the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

            SECTION  1.02.   Registered  Office.    The
registered  office of the Corporation required  by  the
Wisconsin Business Corporation Law (the "WBCL")  to  be
maintained in the State of Wisconsin may, but need not,
be  the  same  as any of its places of  business.   The
registered office may be changed from time to time.

            SECTION   1.03.   Registered  Agent.    The
registered  agent of the Corporation  required  by  the
WBCL  to  maintain a business office in  the  State  of
Wisconsin may, but need not, be an officer or  employee
of  the  Corporation as long as such  agent's  business
office  is  identical with the registered office.   The
registered agent may be changed from time to time.


                   ARTICLE II.  SHAREHOLDERS

           SECTION  2.01.  Annual Meeting.  The  annual
meeting of the shareholders, if the annual meeting shall be held, shall be held in April of each year, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The Corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder
(the "Investment Company Act"):

          (i)   Election of directors;

            (ii)    Approval   of   the   Corporation's
     investment advisory contract;

           (iii)  Ratification of the selection of  the
     Corporation's independent public accountants; or

            (iv)    Approval   of   the   Corporation's
     distribution agreement.

           SECTION  2.02.   Special Meetings.   Special
meetings  of  the  shareholders  for  any  purpose   or
purposes, unless otherwise prescribed by the WBCL, may be called by the Board of Directors, the Chairman of the Board, Vice Chairman or President. Notwithstanding any other provision of these By-Laws, the Corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The Secretary shall inform such shareholders of the reasonable estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Corporation shall give not less than ten nor more than sixty days notice of the special meeting.

           SECTION 2.03.  Place of Meeting.  The  Board
of  Directors may designate any place, either within or
without the State of Wisconsin, as the place of meeting
for any annual or special meeting of shareholders.   If
no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

           SECTION  2.04.  Notice of Meeting.   Written
notice  stating the date, time and place of any meeting
of  shareholders and, in case of a special meeting, the
purpose  or  purposes for which the meeting is  called,
shall be delivered not less than ten days nor more than
sixty  days  before the date of the meeting  (unless  a
different  time  is  provided  by  applicable  law   or
regulation  or  the Articles of Incorporation),  either
personally  or by mail, by or at the direction  of  the
Chairman  of  the  Board, Vice Chairman,  President  or
Secretary,  to each shareholder of record  entitled  to
vote  at  such  meeting and to such  other  persons  as
required by the WBCL.  If mailed, such notice shall  be
deemed  to  be effective when deposited in  the  United
States mail, addressed to the shareholder at his or her
address as it appears on the stock record books of  the
Corporation,  with  postage  thereon  prepaid.   If  an
annual or special meeting of shareholders is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

            SECTION   2.05.   Waiver  of   Notice.    A
shareholder may waive any notice required by the  WBCL,
the  Articles of Incorporation or these By-Laws  before
or  after the date and time stated in the notice.   The
waiver   shall  be  in  writing  and  signed   by   the
shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the WBCL (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

           SECTION  2.06.  Fixing of Record Date.   For
the  purpose of determining shareholders of any  voting
group  entitled to notice of or to vote at any  meeting
of   shareholders  or  any  adjournment   thereof,   or
shareholders  entitled  to  receive  payment   of   any
distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

           (a)   With respect to an annual shareholders
     meeting or any special shareholders meeting called
     by   the   Board  of  Directors  or   any   person
     specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the first notice is mailed to shareholders;

           (b)   With respect to a special shareholders
     meeting demanded by the shareholders, the date the first shareholder signs the demand;

           (c)   With respect to the payment of a share
     dividend,   the  date  the  Board   of   Directors
     authorizes the share dividend; and

           (d)   With  respect  to  a  distribution  to
     shareholders   (other   than   one   involving   a
     repurchase or reacquisition of shares),  the  date
     the    Board    of   Directors   authorizes    the
     distribution.

           SECTION 2.07.  Voting Lists.  After fixing a
record  date  for  a  meeting,  the  Corporation  shall
prepare a list of the name of all its shareholders  who
are  entitled to notice of a shareholders meeting.  The
list shall be arranged by class or series of shares and
show  the address of and the number of shares  held  by
each  shareholder.   The  shareholders  list  must   be
available  for inspection by any shareholder, beginning
two  business days after notice of the meeting is given
for  which the list was prepared and continuing to  the
date  of  the meeting.  The list shall be available  at
the  Corporation's  principal  office  or  at  a  place
identified in the meeting notice in the city where  the
meeting  is  to be held.  Subject to the provisions  of
the WBCL, a shareholder or his or her agent or attorney
may,  on  written  demand, inspect and  copy  the  list
during  regular  business hours  and  at  his  expense,
during the period it is available for inspection.   The
Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at such meeting.

           SECTION 2.08.  Shareholder Quorum and Voting
Requirements.   Shares entitled to vote as  a  separate
voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the WBCL provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

           If the Articles of Incorporation or the WBCL
provide  for voting by two or more voting groups  on  a
matter, action on that matter is taken only when  voted
upon  by each of those voting groups counted separately
as  provided in the WBCL.  Action may be taken  by  one
voting group on a matter even though no action is taken
by another voting group entitled to vote on the matter.
A  voting  group  described in the WBCL  constitutes  a
single voting group for purpose of voting on the matter
on  which  the  shares  are entitled  to  vote,  unless
otherwise   required   under   applicable   laws    and
regulations, including the Investment Company Act.

           Once  a share is represented for any purpose
at  a  meeting, other than for the purpose of objecting
to  holding the meeting or transacting business at  the
meeting,   it   is  deemed  present  for  purposes   of
determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 2.13.

          If a quorum exists, action on a matter, other
than  the  election of directors, by a voting group  is
approved  if  the  votes cast within the  voting  group
favoring the action exceed the votes cast opposing  the
action,  unless the Articles of Incorporation, the  By-
Laws,   the   WBCL   or  other  applicable   laws   and
regulations,  including  the  Investment  Company  Act,
require  a  greater number of affirmative votes.   With
respect to the election of directors, unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote. For purposes of this Section
2.08, "plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.

           SECTION 2.09.  Proxies.  For all meetings of
shareholders, a shareholder may appoint a proxy to vote
or  otherwise  act for the shareholder  by  signing  an
appointment  form,  either  personally  or  by  a  duly
authorized  attorney-in-fact.   Such  proxy  shall   be
effective  when  filed  with  the  Secretary   of   the
Corporation or other officer or agent authorized to tabulate votes before or at the time of the meeting.
No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

           SECTION  2.10.   Voting of  Shares.   Unless
otherwise  provided in the Articles  of  Incorporation,
each   outstanding  share,  regardless  of  class,   is
entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

           No shares in the Corporation held by another
corporation  may  be  voted if  the  Corporation  owns,
directly  or indirectly, a sufficient number of  shares
entitled to elect a majority of the directors  of  such
other   corporation;  provided,   however,   that   the
Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.

           Redeemable shares are not entitled to vote after written notice of redemption that complies with the WBCL is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

           SECTION  2.11.  Voting Shares Owned  by  the
Corporation.  Shares of the Corporation belonging to it
shall  not  be  voted  directly or  indirectly  at  any
meeting  and  shall not be counted in  determining  the
total  number of outstanding shares at any given  time,
but  shares  held  by the Corporation  in  a  fiduciary
capacity   may  be  voted  and  shall  be  counted   in
determining the total number of outstanding shares at any given time.

           SECTION  2.12.   Acceptance  of  Instruments
Showing Shareholder Action.

           (a)   If the name signed on a vote, consent,
     waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

          (b)    If the name signed on a vote, consent,
     waiver or proxy appointment does not correspond to
     the  name  of  a shareholder, the Corporation,  if
     acting  in  good  faith,  may  accept  the   vote,
     consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                     (1)  the shareholder is an entity,
          within the meaning of the WBCL, and the name signed purports to be that of an officer or agent of the entity;

                    (2)  the name signed purports to be
          that    of    a    personal   representative,
          administrator,    executor,    guardian    or
          conservator representing the shareholder and,
          if  the  Corporation  or its  agent  request,
          evidence  of  fiduciary status acceptable  to
          the Corporation is presented with respect  to
          the    vote,   consent,   waiver   or   proxy
          appointment;

                    (3)  the name signed purports to be
          that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation or its agent request, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

                    (4)  the name signed purports to be
          that  of  a  pledgee,  beneficial  owner,  or
          attorney-in-fact of the shareholder  and,  if
          the   Corporation  or  its   agent   request,
          evidence acceptable to the Corporation of the
          signatory's   authority  to  sign   for   the
          shareholder is presented with respect to the vote, consent, waiver or proxy appointment;
          or

                     (5)   two or more persons are  the
          shareholders as cotenants or fiduciaries and the name signed purports to be the name of at least one of the coowners and the persons signing appears to be acting on behalf of all coowners.

           (c)   The  Corporation may  reject  a  vote,
     consent,  waiver  or  proxy  appointment  if   the
     Secretary  or  other  officer  or  agent  of   the
     Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

           SECTION  2.13.  Adjournments.  An annual  or
special meeting of shareholders may be adjourned at any
time, including after action on one or more matters, by
a  majority of shares represented, even if less than  a
quorum.   The meeting may be adjourned for any purpose,
including, but not limited to, allowing additional time
to solicit votes on one or more matters, to disseminate
additional  information  to shareholders  or  to  count
votes.   Upon  being reconvened, the adjourned  meeting
shall be deemed to be a continuation of the initial meeting.

          (a) Quorum. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

           (b)   Record Date.  When a determination  of
     shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 2.06, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          (c) Notice. Unless a new record date for an adjourned meeting is or must be fixed pursuant to
     Section 2.13(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

            SECTION   2.14.   Waiver   of   Notice   by
Shareholders.   A  shareholder  may  waive  any  notice
required by the WBCL, the Articles of Incorporation  or
the By-Laws before or after the date and time stated in
the  notice.  The waiver shall be in writing and signed
by  the shareholder entitled to the notice, contain the
same  information that would have been required in  the
notice  under  any applicable provisions of  the  WBCL,
except that the time and place of the meeting need  not
be  stated,  and  be delivered to the  Corporation  for
inclusion    in   the   Corporation's    records.     A
shareholder's attendance at a meeting, in person or  by
proxy,  waives  objection to  (i)  lack  of  notice  or
defective notice of the meeting, unless the shareholder
at  the  beginning  of  the meeting  or  promptly  upon
arrival  objects  to  the holding  of  the  meeting  or
transacting   business  at  the   meeting,   and   (ii)
consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

           SECTION  2.15.   Conduct  of  Meeting.   The
Chairman of the Board, Vice Chairman, President or any person chosen by the Chairman of the Board, shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation or any other person appointed by the chairman of the meeting, shall act as secretary of all meetings of the shareholders.

           SECTION  2.16.   Unanimous  Consent  without
Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by unanimous written consent or consents signed by all of the shareholders of the Corporation and delivered to the Corporation for inclusion in the Corporation's records.


                ARTICLE III.  BOARD OF DIRECTORS

           SECTION  3.01.  General Powers  and  Number.
All corporate powers shall be exercised by or under the
authority  of,  and  the business and  affairs  of  the
Corporation managed under the direction of,  the  Board
of   Directors.   The  number  of  directors   of   the
Corporation  shall  initially  be  ___________________.
The number of directors of the Corporation may be amended from time to time by resolution adopted by vote of a majority of the entire Board of Directors then in office.

           SECTION  3.02.   Tenure and  Qualifications.
Each  director shall hold office until the next  annual
meeting  of shareholders and until his or her successor
shall  have  been elected and, if necessary, qualified,
or until there is a decrease in the number of directors
which  takes effect after the expiration of his or  her
term,  or until his or her prior death, resignation  or
removal.    A   director  may   be   removed   by   the
shareholders, with or without cause, only at a  meeting
called  for  the purpose of removing the director,  and
the meeting notice shall state that the purpose, or one
of  the  purposes,  of the meeting is  removal  of  the
director.   A  director  may  resign  at  any  time  by
delivering written notice which complies with the  WBCL
to the Board of Directors, to the Chairman of the Board
or  to  the  Corporation.  A director's resignation  is
effective  when  the  notice is  delivered  unless  the
notice  specifies  a later effective  date.   Directors
need not be residents of the State of Wisconsin or shareholders of the Corporation.

           SECTION 3.03.  Regular Meetings.  A  regular
meeting of the Board of Directors shall be held without
other  notice than this Section 3.03 immediately before
or  after  the annual meeting of shareholders and  each
adjourned  session thereof.  The place of such  regular
meeting  shall be the same as the place of the  meeting
of  shareholders which precedes or follows it,  as  the
case  may  be, or such other suitable place as  may  be
announced  at such meeting of shareholders.  The  Board
of  Directors shall provide, by resolution,  the  date,
time  and place, either within or without the State  of
Wisconsin,  for  the  holding  of  additional   regular
meetings of the Board of Directors without other notice than such resolution. Regular meetings of the Board of Directors may also be called by the Chairman of the Board, Vice Chairman, President or Secretary.

           SECTION  3.04.   Special Meetings.   Special
meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Vice
Chairman,  President, Secretary or any  two  directors.
The Chairman of the Board, Vice Chairman, President  or
Secretary may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the Corporation in the State of Wisconsin.

           SECTION  3.05.  Notice; Waiver.   Notice  of
special  meetings  shall be given at least  twenty-four
hours previously thereto and shall state the date, time
and  place of the meeting of the Board of Directors  or
committee.   Neither the business to be transacted  at,
nor  the purpose of, any regular or special meeting  of
the  Board  of Directors or committee need be specified
in   the  notice  of  such  meeting.   Notice  may   be
communicated   in  person,  by  telephone,   telegraph,
teletype,  facsimile or other form of wire or  wireless
communication, or by mail or private carrier.   Written
notice  is  effective at the earliest of the following:
(1)   when  received;  (2)  when  mailed  postpaid  and
correctly  addressed;  (3) when  given  to  a  telegram
carrier; or (4) the date it is deposited with a private
carrier.    Oral   notice  is  deemed  effective   when
communicated. Facsimile or teletype notice is deemed effective when sent.

           A director may waive any notice required by the WBCL, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice.
The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation.
Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

           SECTION  3.06.  Quorum.  Except as otherwise
provided by the WBCL, the Articles of Incorporation  or
the  By-Laws,  a  majority of the number  of  directors
specified in Section 3.01 shall constitute a quorum for
the transaction of business at any meeting of the Board
of  Directors.   A  majority of the  directors  present
(though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

            SECTION  3.07.   Manner  of  Acting.    The
affirmative vote of a majority of the directors present
at  a  meeting  of the Board of Directors  at  which  a
quorum  is  present shall be the act of  the  Board  of
Directors,   unless   the   WBCL,   the   Articles   of
Incorporation, the By-Laws or other applicable  law  or
regulation,  including  the  Investment  Company   Act,
require the vote of a greater number of directors.

           SECTION  3.08.   Conduct of  Meetings.   The
Chairman  of  the Board, and in his absence,  the  Vice
Chairman  or  any  director  chosen  by  the  directors
present,  shall call meetings of the Board of Directors
to order and shall act as chairman of the meeting.  The
Secretary of the Corporation shall act as secretary  of
all  meetings  of  the  Board of Directors  unless  the
presiding  officer appoints another person  present  to
act  as  secretary  of  the meeting.   Minutes  of  any
regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

          SECTION 3.09.  Vacancies.  Except as provided
below, any vacancy occurring in the Board of Directors,
including a vacancy resulting from an increase  in  the
number  of  directors, may be filled,  subject  to  the
requirements of the Investment Company Act, by  any  of
the  following: (a) the shareholders; (b) the Board  of
Directors; or (c) if the directors remaining in  office
constitute  fewer  than  a  quorum  of  the  Board   of
Directors, the directors, by the affirmative vote of  a
majority of all directors remaining in office.  If  the
vacant  office  was  held by a director  elected  by  a
voting  group  of  shareholders, only  the  holders  of
shares  of  that  voting group may  vote  to  fill  the
vacancy  if it is filled by the shareholders, and  only
the  remaining directors elected by that  voting  group
may  vote  to fill the vacancy if it is filled  by  the
directors.   A  vacancy that will occur at  a  specific
later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

           SECTION  3.10.  Compensation.   No  director
shall receive any stated salary or fees from the Corporation for his services as such director if such director is, otherwise than by reason of being such director, an interested person (as such term is defined by the Investment Company Act) of the Corporation or its investment adviser. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

           SECTION  3.11.  Presumption  of  Assent.   A
director who is present and is announced as present  at
a  meeting  of  the Board of Directors, when  corporate
action is taken, assents to the action taken unless any
of  the  following occurs: (a) the director objects  at
the  beginning of the meeting or promptly upon  his  or
her  arrival  to  holding  the meeting  or  transacting
business  at the meeting; (b) the director dissents  or
abstains  from  an  action taken  and  minutes  of  the
meeting  are prepared that show the director's  dissent
or abstention; (c) the director delivers written notice
that  complies with the WBCL of his or her  dissent  or
abstention  to  the presiding officer  of  the  meeting
before   its   adjournment  or   to   the   Corporation
immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure that complies with the WBCL promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

           SECTION 3.12.  Telephonic Meetings.   Except
as  herein  provided and notwithstanding any place  set
forth  in  the notice of the meeting or these  By-Laws,
members  of  the Board of Directors may participate  in
regular or special meetings by, or through the use  of,
any  means  of  communication by which all participants
may   simultaneously  hear  each  other,  such  as   by
conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means (i) on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means (such determination shall be made and announced in advance of such meeting), or
(ii) if the action must be approved in person pursuant to the requirements of the Investment Company Act.

           SECTION 3.13.  Action Without Meeting.   Any
action required or permitted by the WBCL to be taken at
a  meeting  of  the  Board of Directors  may  be  taken
without a meeting if the action is taken by all members
of  the Board.  The action shall be evidenced by one or
more  written  consents describing  the  action  taken,
signed   by   each   director  and  retained   by   the
Corporation. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Notwithstanding this Section 3.13, no action may be taken by the Board of Directors pursuant to a written consent with respect to which the action must be approved in person pursuant to the requirements of the Investment Company Act.


                     ARTICLE IV.  OFFICERS

            SECTION   4.01.   Number.   The   principal
officers of the Corporation shall be a Chairman of  the
Board,  a Vice Chairman of the Board, a President,  the
number  of Vice Presidents as authorized from  time  to
time  by  the  Board of Directors, a Secretary,  and  a
Treasurer, each of whom shall be elected by  the  Board
of   Directors.   Such  other  officers  and  assistant
officers  as may be deemed necessary may be elected  or
appointed  by  the Board of Directors.   The  Board  of
Directors   may  also  authorize  any  duly  authorized
officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

           SECTION 4.02.  Election and Term of  Office.
The  officers of the Corporation to be elected  by  the
Board  of  Directors shall be elected annually  by  the
Board of Directors at the first meeting of the Board of
Directors  held  after  each  annual  meeting  of   the
shareholders, if any, or on or after the anniversary of the last annual meeting if no annual meeting is held.
If the election of officers shall not be held at such first meeting of the Board of Directors, such election shall be held as soon thereafter as is practicable.
Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

            SECTION  4.03.   Removal.   The  Board   of
Directors may remove any officer and, unless restricted
by  the Board of Directors or these By-Laws, an officer
may  remove any officer or assistant officer  appointed
by  that  officer.  An officer may be  removed  at  any
time,  with  or  without cause and notwithstanding  the
contract  rights, if any, of the officer removed.   The
appointment of an officer does not of itself create contract rights.

           SECTION 4.04.  Resignation.  An officer  may
resign  at  any  time  by  delivering  notice  to   the
Corporation   that  complies  with   the   WBCL.    The
resignation  shall  be effective  when  the  notice  is
delivered,   unless  the  notice  specifies   a   later
effective date and the Corporation accepts the later effective date.

           SECTION 4.05.  Vacancies.  A vacancy in  any
principal   office   because  of  death,   resignation,
removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date of the registration.

           SECTION  4.06.  Chairman of the Board.   The
Chairman of the Board shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

          SECTION 4.07.  The Vice Chairman.  During the
absence or disability of the Chairman of the Board, the Vice Chairman shall exercise all the functions of the Chairman of the Board. The Vice Chairman shall perform all duties incident to the office of the Vice Chairman and such other duties as shall from time to time be assigned by the Board of Directors, the Chairman of the Board or as prescribed by these By-Laws.

           SECTION  4.08.   President.   The  President
shall be the chief operating officer of the Corporation
and,   subject  to  the  direction  of  the  Board   of
Directors,  shall in general supervise and control  all
of  the  business and affairs of the Corporation.   The
President shall, when present, preside at all  meetings
of  the shareholders in the absence of the Chairman  of
the  Board and the Vice Chairman.  The President  shall
have  authority,  subject  to  such  rules  as  may  be
prescribed  by the Board of Directors, to appoint  such
agents  and employees of the Corporation as he  or  she
shall deem necessary, to prescribe their powers, duties
and  compensation, and to delegate authority  to  them.
Such  agents  and employees shall hold  office  at  the
discretion of the President.  The President shall  have
authority  to sign, execute and acknowledge, on  behalf
of  the Corporation, all deeds, mortgages, bonds, stock
certificates, contracts, leases, reports and all  other
documents  or  instruments necessary or  proper  to  be
executed  in  the  course of the Corporation's  regular
business, or which shall be authorized by resolution of
the  Board  of  Directors;  and,  except  as  otherwise
provided  by law or the Board of Directors, he  or  she
may  authorize any Vice President or other  officer  or
agent   of   the  Corporation  to  sign,  execute   and
acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

           SECTION 4.09.  The Vice Presidents.  In  the
absence  of  the  President or  in  the  event  of  the
President's death, inability or refusal to act,  or  in
the  event for any reason it shall be impracticable for
the President to act personally, the Vice President (or
in the event there be more than one Vice President, the
Vice Presidents in the order designated by the Board of
Directors,  or in the absence of any designation,  then
in  the  order  of  their election) shall  perform  the
duties of the President, and when so acting, shall have
all   the   powers  of  and  be  subject  to  all   the
restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, Vice Chairman or President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice
President shall be conclusive evidence, as to third parties, of his or her authority to act for the Corporation.

           SECTION 4.10.  The Secretary.  The Secretary
shall:  (a)  keep  minutes  of  the  meetings  of   the
shareholders  and  of the Board of  Directors  (and  of
committees  thereof) in one or more books provided  for
that purpose (including records of actions taken by the
shareholders  or the Board of Directors (or  committees
thereof)  without a meeting); (b) see that all  notices
are  duly  given in accordance with the  provisions  of
these  By-Laws  or  as required by  the  WBCL;  (c)  be
custodian of the corporate records and of the  seal  of
the   Corporation  and  see  that  the  seal   of   the
Corporation  is affixed to all documents the  execution
of which on behalf of the Corporation under its seal is
duly   authorized;  (d)  maintain  a  record   of   the
shareholders of the Corporation, in a form that permits
preparation of a list of the names and addresses of all
shareholders, by class or series of shares and  showing
the  number and class or series of shares held by  each
shareholder;  (e)  sign  with  the  President,  a  Vice
President, or any other officer authorized by the Board
of   Directors,   certificates  for   shares   of   the
Corporation,  the  issuance of which  shall  have  been
authorized by resolution of the Board of Directors; (f)
have general charge of the stock transfer books of  the
Corporation;  and  (g) in general  perform  all  duties
incident to the office of Secretary and have such other
duties and exercise such authority as from time to time
may  be  delegated or assigned by the Chairman  of  the
Board,  Vice  Chairman,  President  or  the  Board   of
Directors.

           SECTION 4.11.  The Treasurer.  The Treasurer
shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.
Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto.
The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

           SECTION  4.12.   Assistant  Secretaries  and
Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the
Board  of  Directors may from time to  time  authorize.
The Assistant Secretaries may sign with the President, a Vice President or any other officer authorized by the Board of Directors, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.
The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, Vice
Chairman, President or the Board of Directors.

           SECTION  4.13.  Other Assistants and  Acting
Officers.  The Board of Directors shall have the  power
to  appoint, or to authorize any duly appointed officer
of  the  Corporation to appoint, any person to  act  as
assistant  to  any  officer,  or  as  agent   for   the
Corporation  in  his or her stead, or  to  perform  the
duties  of such officer whenever for any reason  it  is
impracticable  for such officer to act personally,  and
such  assistant  or acting officer or  other  agent  so
appointed  by  the Board of Directors or an  authorized
officer shall have the power to perform all the  duties
of  the office to which he or she is so appointed to be
an  assistant, or as to which he or she is so appointed
to  act,  except as such power may be otherwise defined
or   restricted  by  the  Board  of  Directors  or  the
appointing officer.

           SECTION  4.14.  Surety Bonds.  The Board  of
Directors  may  require any officer  or  agent  of  the
Corporation  to  execute  a  bond  (including,  without
limitation, any bond required by the Investment Company
Act  of  1940) to the Corporation in such sum and  with
such  surety or sureties as the Board of Directors  may
determine, conditioned upon the faithful performance of
his   or  her  duties  to  the  Corporation,  including
responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.


    ARTICLE V.  CERTIFICATES FOR SHARES; TRANSFER OF SHARES

          SECTION 5.01.  Certificates for Shares.  Each
shareholder shall be entitled upon request  to  have  a
certificate  or certificates which shall represent  and
certify the number and kind of shares owned by  him  or
her  in  the  Corporation.   Certificates  representing
shares  of  the  Corporation shall  be  in  such  form,
consistent with the WBCL, as shall be determined by the
Board of Directors.  Such certificates shall be signed,
either  manually or in facsimile, by the  President,  a
Vice  President or any other officer authorized by  the
Board of Directors and by the Secretary or an Assistant
Secretary.   All  certificates  for  shares  shall   be
consecutively  numbered or otherwise  identified.   The
name  and  address  of the person to  whom  the  shares
represented  thereby are issued,  with  the  number  of
shares and class of shares and series, if any, and date
of  issue, shall be entered on the stock transfer books
of  the  Corporation.  All certificates surrendered  to
the Corporation for transfer shall be cancelled and  no
new  certificate  shall  be  issued  until  the  former
certificate for a like number of shares shall have been
surrendered  and  cancelled,  except  as  provided   in
Section 5.04.

            Shares   may   also   be   issued   without
certificates.  Within a reasonable time after  issuance
or   transfer  of  shares  without  certificates,   the
Corporation  shall  send  the  shareholder  a   written
statement   of  the  information  required   on   share
certificates under the WBCL, including the following:

          (a)  the name of the Corporation;

           (b)   the name of the person to whom  shares
     were issued;

           (c)  the number and class of shares and  the
     designation of the series, if any, of the shares issued; and

            (d)    either   (i)  a   summary   of   the
     designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (ii) a conspicuous statement that the Corporation will furnish the information specified in clause (i), above, on request, in writing and without charge.

           SECTION 5.02.  Signature by Former Officers.
The validity of a share certificate is not affected  if
a person who signed the certificate (either manually or
in   facsimile)  no  longer  holds  office   when   the
certificate is issued.

           SECTION 5.03.  Transfer of Shares.  Prior to
due   presentment  of  a  certificate  for  shares  for
redemption or registration of transfer, the Corporation
may  treat the registered owner of such shares  as  the
person   exclusively  entitled  to  vote,  to   receive
notifications  and otherwise to have and  exercise  all
the  rights and power of an owner.  Where a certificate
for  shares  is  presented to the  Corporation  with  a
request for redemption or to register for transfer, the
Corporation  shall not be liable to the  owner  or  any
other  person  suffering  loss  as  a  result  of  such
registration  of transfer or redemption  if  (a)  there
were   on   or  with  the  certificate  the   necessary
endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. All certificates and uncertificated shares surrendered to the Corporation for redemption shall be cancelled, returned to the status of authorized and unissued shares and the transaction recorded in the stock transfer books. Transfer or redemption of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the transfer agent or the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares, if any.

           SECTION  5.04.   Lost, Destroyed  or  Stolen
Certificates. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and
(c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

           SECTION 5.05.  Stock Regulations.  The Board
of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation and to appoint or designate one or more stock transfer agents and one or more stock registrars.


                       ARTICLE VI.  SEAL

           SECTION  6.01.  The seal of the  Corporation
shall be circular in form and shall bear, at a minimum, the name of the Corporation, Wisconsin as its state of incorporation and the words "Corporate Seal."


    ARTICLE VII.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

           SECTION  7.01.   Mandatory  Indemnification.
The Corporation shall indemnify, to the full extent permitted by the WBCL, as in effect from time to time, the persons described in Sections 180.0850 through
180.0859 (or any successor provisions) of the WBCL or other provisions of the law of the State of Wisconsin relating to indemnification of directors and officers, as in effect from time to time. The indemnification afforded such persons by this section shall not be exclusive of other rights to which they may be entitled as a matter of law.

            SECTION   7.02.   Permissive  Supplementary
Benefits.   The  Corporation  may,  but  shall  not  be
required to, supplement the right of indemnification under Section 7.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 7.01; (b) individual or group indemnification agreements with any one or more of such persons; and (c) advances for related expenses of such a person.

           SECTION 7.03.  Amendment.  This Article  VII
may be amended or repealed only by a vote of the shareholders and not by a vote of the Board of Directors.

          SECTION 7.04.  Investment Company Act.  In no
event   shall  the  Corporation  indemnify  any  person
hereunder in contravention of any provision of the Investment Company Act.


                   ARTICLE VIII.  AMENDMENTS

           SECTION  8.01.  By Shareholders.  These  By-
Laws may be amended or repealed and new By-Laws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.

          SECTION 8.02.  By Board of Directors.  Except
as otherwise provided by the WBCL, the Articles of Incorporation or a particular By-Law herein, these By-
Laws may also be amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance;
provided, however, that the shareholders in adopting, amending or repealing a particular By-Law may provide therein that the Board of Directors may not amend, repeal or readopt that By-Law.

            SECTION  8.03.   Implied  Amendments.   Any
action  taken or authorized by the shareholders  or  by
the Board of Directors which would be inconsistent with
the  By-Laws  then  in effect but  which  is  taken  or
authorized  by  affirmative vote of not less  than  the
number of shares or the number of directors required to
amend  the  By-Laws  so  that  the  By-Laws  would   be
consistent with such action shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


      ARTICLE IX.  DEPOSITARIES, CUSTODIANS, ENDORSEMENTS

           SECTION  9.01.  Depositories.  The funds  of
the  Corporation shall be deposited with such banks  or
other  depositories as the Board of  Directors  of  the
Corporation   may  from  time  to  time  determine   in
accordance  with  the requirements  of  the  Investment
Company Act.

           SECTION  9.02.  Custodians.  All  securities
and other similar investments of the Corporation shall be deposited in the safekeeping of such banks or other companies as the Board of Directors may from time to time determine in accordance with the requirements of the Investment Company Act. Every arrangement entered into with any bank or other company for the safekeeping of the securities and other similar investments of the Corporation shall contain provisions complying with the requirements of the Investment Company Act.

           SECTION  9.03.  Checks, Notes, Drafts,  etc.
Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or such person or persons as designated from time to time by the
Board of Directors.

           SECTION 9.04.  Endorsements, Assignments and
Transfer of Securities.  All endorsements, assignments,
stock  powers  or  other  instruments  of  transfer  of
securities  standing in the name of the Corporation  or
its   nominee   or  directions  for  the  transfer   of
securities belonging to the Corporation shall be made by such officer or officers or other person or persons as may be designated from time to time by the Board of Directors.


           ARTICLE X.  INDEPENDENT PUBLIC ACCOUNTANTS

             SECTION    10.01.    Independent    Public
Accountants.    The   Corporation   shall   employ   an
independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.


     ARTICLE XI.  SALES AND REDEMPTION OF SHARES; DIVIDENDS

           SECTION  11.01.  Sale of Shares.  Shares  of
Common Stock of the Corporation shall be sold by it for the net asset value per share of such Common Stock calculated in accordance with the requirements of the Investment Company Act, and the Corporation's then current prospectus.

          SECTION 11.02.  Periodic Investment, Dividend
Reinvestment  and  Other Plans.  The Corporation  shall
offer  such periodic investment, dividend reinvestment,
periodic redemption or other plans as are specified  in
the  Corporation's  then current  prospectus,  provided
such   plans  are  offered  in  accordance   with   the
requirements of the Investment Company Act.   Any  such
plans may be discontinued at any time if determined advisable by or under the authority of the Board of Directors.

            SECTION   11.03.   Redemption  of   Shares.
Subject to the suspension of the right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the Investment
Company Act, each shareholder, upon request and after complying with the redemption procedures established by or under the supervision of the Board of Directors, shall be entitled to require the Corporation to redeem out of legally available funds all or any part of the Common Stock standing in the name of such holder at the net asset value per share calculated in accordance with the requirements of the Investment Company Act, and the Corporation's then current prospectus.

            SECTION   11.04.    Dividends   and   Other
Distributions.    The  Corporation   shall   pay   such
dividends and make other distributions to shareholders,
at  such times and in such amounts as are determined by
or  under the authority of the Board of Directors, from
time to time and in accordance with the requirements of
the   WBCL,  the  Investment  Company  Act,  and  other
applicable laws and regulations.